Exhibit 10.42

FOURTH AMENDMENT TO THE MOODY’S CORPORATION RETIREMENT ACCOUNT

Section 1.61 of the Moody’s Corporation Retirement Account (amended and restated effective as of January 1, 2007) is hereby amended to read as follows, effective as of December 31, 2011:

“Spouse” shall mean the person to whom a Member is lawfully married within the meaning of the Federal Defense of Marriage Act.

MOODY’S 2011 10-K